                                                                    EXHIBIT 99.1


                               PIONEER BANK OF LONGMONT

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
   FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON                         ,
1998

     The undersigned hereby appoints                   and                    ,
or either of them, as proxies, with full power of substitution to vote all the shares of common stock which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of Pioneer Bank of
Longmont, to be held on                    ,                        , 1998, at
  :00 a.m., local time, at 1610 Hover Street, Longmont, Colorado 80501, or at any adjournments thereof, upon any and all matters which may properly be brought before the meeting or adjournments thereof, hereby revoking all former proxies. The undersigned authorizes and directs said proxies to vote as follows:

1. Proposal to approve the Agreement and Plan of Merger dated as of November 6, 1997, as amended, among Pioneer Bank of Longmont, Community First National Bank and Community First Bankshares, Inc.

          /  / FOR                    /  / AGAINST

2. In their discretion upon such other matters as may properly come before the meeting.

                         ___________________________________



                              THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" PROPOSAL NUMBER ONE SUMMARIZED ON THE REVERSE SIDE OF THIS CARD UNLESS OTHERWISE SPECIFIED.

                         Number of Shares:______________________

                         Dated________________________, 1998



                         ____________________________________
                         Signature




                         ____________________________________
                         Signature if held jointly

                         Please date and sign exactly as your name(s) appears at left indicating, where proper, official position or representative capacity in which you are signing. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.